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As filed with the Securities and Exchange Commission on July 13, 2007

Registration No. 333-142797

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 5
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORBITZ WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	4700 (Primary Standard Industrial Classification Code Number)	20-5337455 (I.R.S. Employer Identification Number)
500 W. Madison Street Suite 1000 Chicago, Illinois 60661 (312) 894-5000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Karen A. Klein
Group Vice President-Legal
Orbitz Worldwide, Inc.
500 W. Madison Street
Suite 1000
Chicago, Illinois 60661
(312) 894-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Gregory A. Fernicola Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000 (212) 735-2000 (facsimile)	Eric J. Bock Executive Vice President and General Counsel Travelport Limited 400 Interpace Parkway, Bldg A Parsippany, New Jersey 07054 (973) 939-1000 (973) 939-1199 (facsimile)	Vincent J. Pisano Kirkland & Ellis LLP 153 East 53rd Street New York, New York 10022 (212) 446-4980 (212) 446-4900 (facsimile)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

EXPLANATORY NOTE

        Orbitz Worldwide, Inc. is filing this Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-142797) solely for the purpose of filing certain Exhibits thereto as indicated on the exhibit list, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

        (a)   See the Exhibit Index beginning on the page II-3 for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

        (b)   Financial Statement Schedules.

Item 17. Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        We hereby undertake that:

          (i)    for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii)   for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on July 13, 2007.

ORBITZ WORLDWIDE, INC.
By:	/s/ STEVEN BARNHART Steven Barnhart President and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on July 13, 2007.

Signature	Title

/s/ STEVEN BARNHART Steven Barnhart	President, Chief Executive Officer, and Director
/s/ MARSHA C. WILLIAMS Marsha C. Williams	Senior Vice President and Chief Financial Officer
/s/ JOHN W. BOSSHART John W. Bosshart	Vice President and Controller
* Jeff Clarke	Director
*By:	/s/ ERIC J. BOCK Eric J. Bock Attorney-in-Fact

EXHIBIT INDEX

Number	Description
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation of the Company
3.2*	Amended and Restated By-Laws of the Company
4.1*	Specimen Common Stock Certificate
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the common stock
10.1**	Form of Separation Agreement between the Company and Travelport Limited
10.2**	Form of Transition Services Agreement between the Company and Travelport Inc.
10.3**	Form of Master License Agreement between the Company and Travelport Limited
10.4**	Form of Tax Sharing Agreement between the Company and Travelport Inc.
10.5**	Form of Equipment Services and Use Agreement
10.6(a)	Form of Second Amended and Restated Airline Charter Associate Agreement between Orbitz, LLC and the Founding Airlines
10.7**	Form of Supplier Link Agreement between the Company and certain airlines
10.8†(b)	Amended and Restated Agreement for CRS Access and Related Services, dated as of November 1, 2001, between Orbitz, LLC and Worldspan, L.P.
10.9†(c)	First Amendment to the Amended and Restated Agreement for CRS Access and Related Services, dated as of December 13, 2002, between Orbitz, LLC and Worldspan, L.P.
10.10(d)	Letter Amendment to the Amended and Restated Agreement for CRS Access and Related Services, dated December 23, 2002, between Orbitz, LLC and Worldspan, L.P.
10.11(e)	Second Amendment to Amended and Restated Agreement for CRS Access and Related Services, dated as of January 28, 2004, between Orbitz, LLC and Worldspan, L.P.
10.12†(f)	Amended and Restated Software License Agreement, dated as of May 15, 2002, between Orbitz, LLC and ITA Software, Inc.
10.13(g)	Amendment to the Amended and Restated Software License Agreement, dated as of January 24, 2003, between Orbitz, LLC and ITA Software, Inc.
10.14†(h)	Amendment to the Amended and Restated Software License Agreement, dated as of June 19, 2003, between Orbitz, LLC and ITA Software, Inc.
10.15†(i)	Software Maintenance, Data Services and Operations Service Level Agreement, dated as of January 1, 2001, as amended on May 15, 2002, between Orbitz, LLC and ITA Software, Inc
10.16(j)	Tax Agreement, dated as of November 25, 2003, between Orbitz, Inc. and American Airlines, Inc., Continental Airlines, Inc., Omicron Reservations Management, Inc., Northwest Airlines, Inc. and UAL Loyalty Services, Inc.
10.17†	Global Agreement, dated as of January 1, 2004, between ebookers Limited and Amadeus Global Travel Distribution, S.A.
10.18**	Amendment to Global Agreement, dated as of July 30, 2004, between ebookers Limited and Amadeus Global Travel Distribution, S.A.
10.19†	Complementary and Amendment Agreement to Global Agreement, effective as of September 1, 2006, between ebookers Limited and Amadeus Global Travel Distribution, S.A.

10.20†	Subscriber Services Agreement, dated as of July 1, 2004, between Trip Network, Inc. and Apollo Galileo USA Partnership
10.21†	Galileo Productivity Incentives Agreement (Global), effective as of June 13, 2005, between ebookers Limited and Galileo Nederland BV
10.22**	Amendment Agreement, dated August 17, 2005, between ebookers Limited and Galileo Nederland BV
10.23†**	Amendment Agreement, dated July 13, 2006, between ebookers Limited and Galileo Nederland BV
10.24†**	Amendment to Global Incentive Agreement, dated as of September 19, 2005, between ebookers Limited and Galileo Nederland BV
10.25**	Galileo Subscriber Services Agreement (UK), effective as of June 13, 2005, between ebookers Limited and Galileo International Limited
10.26†	Master Services Agreement, dated as of August 8, 2005, between Pegasus Solutions, Inc. and Cendant Travel Distribution Services Group, Inc.
10.27†	Software License Agreement, dated as of October 3, 2002, between Galileo International, L.L.C. and ITA Software, Inc.
10.28†	Maintenance, Data and Operations Service Level Agreement, dated as of October 3, 2002, between Galileo International, L.L.C. and ITA Software, Inc.
10.29†	First Amendment to Software License and Services Agreement and to Maintenance, Data and Operations Service Level Agreement, dated as of June 2, 2004, between Galileo International, L.L.C. and ITA Software, Inc.
10.30†**	Amendment Agreement to Subscriber Agreement dated February 21, 2007, between ebookers Limited and Galileo Nederland BV
10.31*	2007 Equity and Incentive Plan
10.32**	Employment Agreement, dated as of June 15, 2007, between Travelport Limited and Steve Barnhart
10.33*	Form of Credit Agreement among the Company and the lenders party thereto
10.34**	Note, dated January 30, 2007, between Orbitz Worldwide LLC and Travelport LLC
10.35**	Note, dated January 26, 2007, between Orbitz Worldwide LLC and Galileo International, Inc.
10.36**	Form of Master Supply and Services Agreement among Orbitz Worldwide, LLC, Octopus Travel Group Limited and Donvand Limited
10.37**	Form of Subscriber Services Agreement among Orbitz Worldwide, LLC, Galileo International L.L.C. and Galileo Nederland B.V.
10.38*	Employment Agreement, dated as of July 9, 2007, between Orbitz Worldwide, Inc. and Marsha Williams
21.1**	List of Subsidiaries
23.1**	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2**	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1**	Power of Attorney
99.1**	Consent of PhoCusWright, Inc.

*
To be filed by amendment.

**
Previously filed.

†
Portions of this document have been omitted and filed separately with the Commission pursuant to requests for confidential treatment pursuant to Rule 24b-2.

(a)
Incorporated by reference to Exhibit 10.1 to Amendment No. 5 to the Orbitz, Inc. registration statement on Form S-1 (333-88646) filed on November 25, 2003.

(b)
Incorporated by reference to Exhibit 10.3 to Amendment No. 6 to the Orbitz, Inc. registration statement on Form S-1 (333-88646) filed on December 10, 2003.

(c)
Incorporated by reference to Exhibit 10.4 to Amendment No. 6 to the Orbitz, Inc. registration statement on Form S-1 (333-88646) filed on December 10, 2003.

(d)
Incorporated by reference to Exhibit 10.5 to Amendment No. 6 to the Orbitz, Inc. registration statement on Form S-1 (333-88646) filed on December 10, 2003.

(e)
Incorporated by reference to Exhibit 10.5(a) to the Quarterly Report on Form 10-Q of Orbitz, Inc. filed on May 14, 2005.

(f)
Incorporated by reference to Exhibit 10.6 to Amendment No. 6 to the Orbitz, Inc. registration statement on Form S-1 (333-88646) filed on December 10, 2003.

(g)
Incorporated by reference to Exhibit 10.7 to Amendment No. 6 to the Orbitz, Inc. registration statement on Form S-1 (333-88646) filed on December 10, 2003.

(h)
Incorporated by reference to Exhibit 10.8 to Amendment No. 3 to the Orbitz, Inc. registration statement on Form S-1 (333-88646) filed on October 21, 2003.

(i)
Incorporated by reference to Exhibit 10.9 to Amendment No. 3 to the Orbitz, Inc. registration statement on Form S-1 (333-88646) filed on October 21, 2003.

(j)
Incorporated by reference to Exhibit 10.36 to Amendment No. 5 to the Orbitz, Inc. registration statement on Form S-1 (333-88646) filed on November 25, 2003.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
EXHIBIT INDEX